SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

      Filed by the Registrant

      Filed by a party other than the Registrant

      Check the appropriate box:

        Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

        Definitive Proxy Statement

        Definitive Additional Materials

        Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

XYBERNAUT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1)  Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)  Proposed maximum aggregate value of transaction:

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      5)  Total fee paid:

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        Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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XYBERNAUT CORPORATION

12701 Fair Lakes Circle
Fairfax, Virginia 22033

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 18, 2001

      NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the “Meeting”) of XYBERNAUT CORPORATION, a Delaware corporation (the “Company”), will be held at the Holiday Inn Fair Oaks, 11787 Lee Jackson Memorial Highway, Fairfax, Virginia 22033, on June 18, 2001, at 9:30 A.M., to consider and act upon the following:

1. the election of three (3) persons named in the accompanying Proxy Statement to serve as Class I directors of the Company for a term of three years and until their successors are duly elected and qualified;

2. the ratification of the appointment of Grant Thornton LLP as the Company’s independent accountants for the fiscal year ending December 31, 2001; and

3. to consider and transact such other business as may properly come before the Meeting or any adjournment thereof.

      A Proxy Statement, form of proxy and the Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000 are enclosed herewith. Only holders of record of Common Stock, $0.01 par value, of the Company at the close of business on May 18, 2001 are entitled to receive notice of and to attend the Meeting and any adjournments thereof. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the offices of the Company. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

By Order of the Board of Directors

Martin Eric Weisberg Secretary

Dated: May 18, 2001

IMPORTANT

The return of your signed Proxy as promptly as possible will greatly facilitate arrangements for the Meeting. No postage is required if the Proxy is returned in the envelope enclosed for your convenience and mailed in the United States.

XYBERNAUT CORPORATION

12701 Fair Lakes Circle
Fairfax, Virginia 22033

Proxy Statement

Annual Meeting of Stockholders
June 18, 2001

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Xybernaut Corporation, a Delaware corporation (the “Company”), to be voted at the Annual Meeting of Stockholders of the Company (the “Meeting”) which will be held at the Holiday Inn Fair Oaks, 11787 Lee Jackson Memorial Highway, Fairfax, Virginia 22033 on June 18, 2001 at 9:30 A.M., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

      The principal executive offices of the Company are located at 12701 Fair Lakes Circle, Fairfax, Virginia 22033. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is May 25, 2001.

      A Proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the Proxy on any other matter that may be brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, by execution and delivery of a subsequent proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy. The cost of soliciting proxies will be borne by the Company. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company, or anyone acting on their behalf, by mail, telephone, telegram or personal interview.

VOTING SECURITIES

      Stockholders of record as of the close of business on May 18, 2001 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 50,867,824 outstanding shares of common stock, $0.01 par value per share (the “Common Stock”). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

      Proxies submitted that are voted to abstain with respect to any matter will be considered cast with respect to that matter. Proxies subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth, as of the Record Date, certain information regarding the ownership of voting securities of the Company by each stockholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the directors during the last fiscal year and nominees for director of the Company, (iii) the executive officers named in the Summary Compensation Table herein under “Executive Compensation” and (iv) all executive officers and directors as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

	Amount of Shares		Percentage
Name	Beneficially Owned		Owned

Eugene J. Amobi	500,000	(1)	1.0%
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Dr. Joseph Ben-Dak	70,893	(2)	*
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Keith P. Hicks, Esq.	399,597	(3)	*
4121 Roberts Road, Fairfax, Virginia 22032

John F. Moynahan	210,583	(4)	*
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Edward G. Newman	2,788,565	(5)	5.4%
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Steven A. Newman, M.D.	1,492,147	(6)	2.9%
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Phillip E. Pearce	105,000	(7)	*
12701 Fair Lakes Circle, Fairfax, Virginia 22033

James J. Ralabate, Esq	168,726	(8)	*
5792 Main Street, Williamsville, New York 14221

Lt. Gen. Harry E. Soyster (Ret.)	149,364	(9)	*
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Kazuyuki Toyosato	90,000	(10)	*
Urban Square Yokohama Bldg. 10F 1-1 Sakae-cho Yokohoma-shi
Kanagawa 221-0052 Japan

Dr. Edwin Vogt	116,667	(10)	*
12701 Fair Lakes Circle, Fairfax, Virginia 22033

Martin Eric Weisberg, Esq.	132,000	(12)	*
405 Lexington Avenue, New York, New York 10174

All Officers and directors as a group (12 persons)	6,223,542	(13)	11.7%

   *  Less than 1%

(1)	Includes 200,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(2)	Includes 70,893 shares of Common Stock issuable upon exercise of currently exercisable options.

(3)	Includes 80,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(4)	Includes 210,583 shares of Common Stock issuable upon exercise of currently exercisable options.

(5)	Includes (a) 402,777 shares of Common Stock issuable upon exercise of currently exercisable options, (b) 200,000 shares of Common Stock beneficially owned by an irrevocable trust established by Mr. Newman for the benefit of his children, (c) 218,000 shares registered under the name of Bear Stearns pursuant to a pledge agreement between Mr. Newman and Bear Stearns, (d) 1,765 shares beneficially owned by Mr. Newman and his wife, Frances C. Newman, as joint tenants and (e) 9,000 shares owned by an irrevocable trust established by Dr. Steven A. Newman for which Mr. Newman is trustee. Does not include (a) 761,950 shares of Common Stock beneficially owned by Mr. Newman’s wife, Frances C. Newman; (b) 28,900 shares of Common Stock beneficially owned by an irrevocable trust established by Mr. Newman for the benefit of his sister; and (c) 28,900 shares of Common Stock beneficially owned by an irrevocable trust established by Mr. Newman for the benefit of his mother. Mr. Newman disclaims beneficial ownership of all such shares.

(6)	Includes (a) 501,166 shares of Common Stock issuable upon exercise of currently exercisable options, (b) 100,000 shares of Common Stock beneficially owned by an irrevocable trust established by Dr. Newman for the benefit of his children, for which shares Dr. Newman disclaims beneficial ownership, (c) 500,000 shares registered under the name of Bear Stearns pursuant to a pledge agreement between Dr. Newman and Bear Stearns and (d) 32,000 shares owned by an irrevocable trust established by Edward G. Newman for which Dr. Newman is trustee.

(7)	Includes 105,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(8)	Includes 110,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(9)	Includes 130,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(10)	Includes 90,000 shares of Common Stock issuable upon exercise of currently exercisable options.

(11)	Includes 96,667 shares of Common Stock issuable upon exercise of currently exercisable options.

(12)	Includes (a) 105,000 shares of Common Stock issuable upon exercise of currently exercisable options and (b) 18,000 shares of Common Stock beneficially owned by Mr. Weisberg’s children and 9,000 shares of Common Stock beneficially owned by Mr. Weisberg’s wife. Mr. Weisberg disclaims beneficial ownership of all shares owned by his wife and children.

(13)	Includes 2,102,086 shares of Common Stock issuable to the group upon exercise of currently exercisable options.

ACTIONS TO BE TAKEN AT THE MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

      Unless otherwise indicated, the shares represented by all proxies received by the Board of Directors will be voted at the Meeting in accordance with their terms and, in the absence of contrary instructions, for the election of Keith P. Hicks, Esq., Kazuyuki Toyosato and Martin Eric Weisberg, Esq. as Class I directors to serve for a term of three years and until their successors are elected and qualified.

      All of the nominees were elected directors at the 1998 Annual Meeting of Stockholders. The term of the current Class I directors expires at the Meeting.

      The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy among the original nominees occurs prior to the Meeting, the Proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees. Directors are elected by a plurality of the votes cast.

      The following table sets forth information about, each director and nominee for director of the Company.

			Year First
			Elected or
Name	Age	Class	Appointed	Position

Keith P. Hicks, Esq.(2)	78	I	1994	Director

Kazuyuki Toyosato	55	I	1998	Executive Vice President and Director

Martin Eric Weisberg, Esq.(1)(3)	50	I	1997	Secretary and Director

Eugene J. Amobi	57	II	1996	Vice President and Director

Phillip E. Pearce(2)(3)	72	II	1995	Director

Lt. Gen. Harry E. Soyster (Ret.)(1)(3)	66	II	1995	Director

Dr. Edwin Vogt	68	II	1998	Senior Vice President and Director

Edward G. Newman	58	III	1990	President, Chief Executive Officer and Chairman of the Board of Directors

Steven A. Newman, M.D.(1)(2)(3)	55	III	1995	Executive Vice President and Vice Chairman of the Board of Directors

James J. Ralabate, Esq.	73	III	1995	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating Committee.

      The three directors nominated for Class I will serve for a three-year term expiring in 2004, the three directors currently serving as Class II are serving a three year term expiring in 2002 and the three directors currently serving as Class III are serving for a three-year term expiring in 2003, and in each case until their successors shall be duly elected and qualified.

      At each Annual Meeting of Stockholders subsequent to the Meeting, one class of directors will be elected to succeed those directors in the class whose terms then expire, for terms expiring at the third succeeding Annual Meeting of Stockholders.

Director Nominees

      Keith P. Hicks, Esq. has been a director since July 1994 and is currently a principal in C&H Properties and the owner of Hicks Bonding Co., Hicks Auctioneering Co. and Hicks Cattle Company. Mr. Hicks is a graduate of the University of Denver (B.A. 1954) and LaSalle University School of Law (L.L.B. 1969).

      Kazuyuki Toyosato joined the Company in October of 1996 as Executive Vice President of Asian Operations. Mr. Toyosato is responsible for overseeing the Company’s operations in Asia, including Japan. Prior to joining the Company, Mr. Toyosato spent 27 years with Sony Corporation in Japan where his last position was the Vice President of Sony USA. He previously helped manage the Sony Walkman product line and Lithium battery business, and managed Sony’s 8mm video camcorder and peripherals product line.

      Martin Eric Weisberg, Esq., who currently serves as Secretary of the Company, is a partner of the law firm, Jenkens & Gilchrist Parker Chapin LLP, which serves as general counsel to the Company. Mr. Weisberg specializes in the areas of securities, mergers and acquisitions, financing and international transactions and has been in the private practice of law for 25 years. Mr. Weisberg is a summa cum laude graduate of Union College (B.A. 1972) and received his law degree from The Northwestern University School of Law (1975), where he graduated summa cum laude, was Articles Editor of the Law Review and was elected to the Order of the Coif. Mr. Weisberg also attended The London School of Economics and Political Science.

      THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF KEITH P. HICKS, ESQ., KAZUYUKI TOYOSATO AND MARTIN ERIC WEISBERG, ESQ.

Current Class II Directors

      Eugene J. Amobi has been a Vice President of the Company since January 2000 and a director of the Company since January 1996. Since 1983, Mr. Amobi has been President, a director and a principal stockholder of Tech International, Inc. (“Tech International”), which provides engineering, technical support and consulting services to government and domestic and international commercial clients. Mr. Amobi has been president and director of Tech International of Virginia Inc. (“Tech Virginia”), our wholly-owned subsidiary, since its spin-off from Tech International. Mr. Amobi also has been president of Tech Consultant Inc. since 1988. Prior to 1983, Mr. Amobi was a Senior Engineer with E.I. DuPont de Nemours and a Managing Director of Stanley Consultants, an international engineering consulting firm. Mr. Amobi is a graduate of The Technion, Israel Institute of Technology (B.S. 1969), Princeton University (M.S. 1970) and Syracuse University (M.B.A. 1973).

      Phillip E. Pearce has been a director of the Company since October 1995. Mr. Pearce has been an independent business consultant with Phil E. Pearce & Associates, Chairman and Director of Financial Express Corporation since 1990 and since 1988 has been a principal of Pearce-Henry Capital Corp. Prior to 1988, Mr. Pearce was Senior Vice President and a director of E.F. Hutton, Chairman of the Board of Governors of the National Association of Securities Dealers, a Governor of the New York Stock Exchange and a member of the Advisory Council to the United States Securities and Exchange Commission on the Institutional Study of the Stock Markets. Mr. Pearce also is a director of RX Medical Services, Inc., an operator of medical diagnostic facilities and clinical laboratories, InfoPower International, Inc., a software development company, StarBase Corporation, a software development company and Mustang Software, Inc., a software and services company. Mr. Pearce is a graduate of the University of South Carolina (B.A. 1953) and attended the Wharton School of Investment Banking at the University of Pennsylvania.

      Lt. Gen. Harry E. Soyster (Ret.) has been a director of the Company since January 1995. He is currently Director of Washington Operations and Vice President of International Operations of Military Professional Resources, Incorporated. From 1988 until his retirement in 1991, Lieutenant General Soyster (Ret.) was the Director of the United States Defense Intelligence Agency. Prior to that time, he was Commander of the United States Army Intelligence and Security Command and a Deputy Assistant Chief of Staff for Intelligence, Department of the Army. Lieutenant General Soyster (Ret.) is a graduate of the United States Military Academy at West Point (B.S. 1957), Penn State University (M.S. 1963), the University of Southern California (M.S. 1973) and the National War College (1977).

      Dr. Edwin Vogt was appointed a director of the Company on September 28, 1998 and joined the Company in December 1998 as a Senior Vice President. Prior to this date, Dr. Vogt served as a consultant to the Company since 1996. Dr. Vogt joined IBM in 1961 as Development Programmer and worked in the fields of hardware development, holding 28 patents, as well as software development. As manager he was responsible for hardware projects (IBM /360, /370, 433x) as well as various software projects (a.o. voice recognition products) before being appointed Director as manager of several Hardware and Software Product Development Laboratories. As IBM Software Group Executive, Dr. Vogt held the worldwide responsibility for the development and marketing of IBM Workflow products and Reengineering tools until retiring from IBM at the end of 1995. In early 1996 he was appointed Director for the SBS association (Softwarezentrum Böblingen / Sindelfingen e.V.) and directed the growth of this center to 39 member companies with over 200 experts, predominantly working in high-growth areas such as Internet, Workflow, Process Automation and Multimedia. Dr. Vogt is a graduate of the University of Stuttgart with a M.S. in Electrical Engineering and Mathematics and a Ph.D. in Theoretical Electrical Engineering.

Current Class III Directors

      Edward G. Newman has been the Company’s President since March 1993, Chief Executive Officer and Chairman of the Board of Directors since December 1994 and a director since 1990. Mr. Newman served as our Treasurer from 1993 to 1994. From 1984 to 1992, Mr. Newman was President of ElectroTech International Corporation, a software consulting firm. From 1973 to 1981, Mr. Newman was employed by Xerox Corporation in several management positions in office systems strategy, legal systems and international financial systems. Mr. Newman served with the Central Intelligence Agency from 1966 to 1972. Mr. Newman also has been an Executive Vice President of Tech International since 1990 and a director and Chief Executive Officer of Tech Virginia since 1994. See “Certain Relationships and Related Transactions.” Mr. Newman is a graduate of the University of Maryland (B.A. 1971) and the University of New Haven (M.B.A. 1984). Mr. Newman is the brother of Steven A. Newman, M.D., an Executive Vice President and director of the Company.

      Steven A. Newman, M.D. has been an Executive Vice President of the Company since January 2000, a director of the Company since January 1995, and the Vice Chairman of the Board of Directors since August 1997. See “Business -Employees and Consultants.” Dr. Newman was the Executive Vice President and Secretary from December 1994 through October 1995 and a consultant of the Company between January 1996 and December 1999. Dr. Newman also provides business, management and administrative consulting services to various medical and business groups. Dr. Newman was President and Chief Executive Officer of Fed American, Inc., a mortgage banking firm, from 1988 to 1991. Dr. Newman has been a director of Tech Virginia since 1994. See “Certain Relationships and Related Transactions.” Dr. Newman is a graduate of Brooklyn College (B.A. 1967) and the University of Rochester (M.D. 1972). Dr. Newman is the brother of Edward G. Newman, our President, Chief Executive Officer and Chairman of the Board of Directors.

      James J. Ralabate, Esq. has been a director of the Company since January 1995 and served as our Secretary until August 1997. Mr. Ralabate has been in the private practice of patent law since 1982. Prior to that time, Mr. Ralabate was General Patent Counsel for Xerox Corporation, responsible for worldwide patent licensing and litigation, and an Examiner in the United States Patent Office. Mr. Ralabate is our intellectual property counsel and is a graduate of Canisius College (B.S. 1950) and The American University (J.D. 1959).

Compensation of Directors

      The Company currently does not pay or accrue salaries or consulting fees to outside directors for each board or committee meeting attended. While it is the Company’s intention to establish such payments eventually, it does not have any current plans to do so. Any payments when implemented will be comparable to those made by companies of similar size and stage. Directors receive a grant of options for 50,000 shares of Common Stock upon election and reelection to the Board of Directors and are entitled for each full year of service (other than the year of election or reelection), commencing with those directors who were elected at the 1997 Annual Meeting, to receive a grant of options to purchase 10,000 shares of Common Stock which vests at the end of such year of service. Members of the Audit, Compensation and Nominating Committees are entitled to receive $1,000 for each Audit or Compensation Committee meeting attended by such member. The Company also has adopted the 1996 Omnibus Stock Incentive Plan, the 1997 Stock Incentive Plan, the 1999 Stock Incentive Plan and the 2000 Stock Incentive Plan in which directors are eligible to participate. See “Executive Compensation — 1996 Omnibus Stock Incentive Plan; 1997 Stock Incentive Plan; 1999 Stock Incentive Plan and 2000 Stock Incentive Plan.”

Certain Information About the Board of Directors and Committees of the Board

      The Board of Directors is responsible for the management of the Company. During the fiscal year ended December 31, 2000, the Board of Directors of the Company held four (4) meetings. All of the directors attended all meetings of the Board except that Philip E. Pearce missed one (1) meeting. The Board has established Audit, Compensation and Nominating Committees.

      The Audit Committee’s functions are to serve as an independent and objective monitor of the Company’s financial reporting process and internal control system, to review and appraise the audit efforts of the Company’s independent auditors, and to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The Audit Committee currently consists of Keith P. Hicks, Dr. Steven A. Newman and Phillip E. Pearce. During the fiscal year ended December 31, 2000, the Audit Committee met one (1) time and from time to time had informal discussions.

      The Company has adopted an Audit Committee Charter.

      The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of executive officers of the Company and to administer the 1996 Omnibus Stock Incentive Plan, the 1997 Stock Incentive Plan and the 1999 Stock Incentive Plan. The Compensation Committee currently consists of Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq. The Compensation Committee met two (2) times during the fiscal year ended December 31, 2000.

      The function of the Nominating Committee is to select and recommend to the Board of Directors appropriate candidates for election to the Company’s Board of Directors. The Nominating Committee currently consists of Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on the Company’s review of the copies of such reports by it, the Company believes that during fiscal 2000 all such filings were made.

EXECUTIVE COMPENSATION

      Summary Compensation Table. The following sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2000, 1999 and 1998 paid to the Company’s Chief Executive Officer (“CEO”) and the registrant’s four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year.

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards

						Common
	Annual Compensation					Stock
						Underlying
Name and Principal Position	Year	Salary		Bonus		Options	All Other

Edward G. Newman	2000	$263,476	(1)	$50,000	(2)	50,000	$76,211	(3)
Chief Executive Officer and	1999	$223,294	(1)	$0		441,665	$35,400	(3)
Chairman of the Board of Directors	1998	$250,923	(1)	$0		0	$47,400	(4)

Kazuyuki Toyosato	2000	$277,527		$0		10,000	$1,471	(4)
Executive Vice President	1999	$251,676		$0		110,000	$28,385	(4)
	1998	$172,086		$0		10,000	$0

Dr. Steven A. Newman	2000	$240,351	(5)	$150,000	(6)	50,000	$22,122	(7)
Executive Vice President and	1999	$13,476	(5)	$0		441,750	$176,550	(7)
Vice Chairman of the Board of	1998	$13,476	(5)	$0		10,000	$163,476	(4)
Directors

Dr. Joseph Ben-Dak	2000	$185,000		$0		0	$61,019	(10)
Executive Vice President	1999	$138,319	(9)	$0		242,679	$0
	1998	$0		$0		0	$0

John F. Moynahan	2000	$170,000		$25,000	(2)	0	$39,875	(9)
Senior Vice President,	1999	$82,288	(8)	$0		331,741	$16,500	(4)
Chief Financial Officer and Treasurer	1998	$93,507	(8)	$0		0	$7,500	(4)

(1)	Includes $13,476 paid by Tech Virginia in each of 2000, 1999 and 1998. Compensation does not include $58,400, $53,732, and $50,000 paid to Frances C. Newman, wife of Edward G. Newman in 2000, 1999 and 1998, respectively.

(2)	Represents payment of a signing bonus as an incentive for the executive to enter into his employment agreement.

(3)	Includes payment of (i) non-accountable expense and transportation allowances and (ii) other miscellaneous compensation. Excludes payment of $25,057 in salary that was earned in 1999 but that was paid in 2000; this deferred compensation was accrued and reported as 1999 compensation in this and the prior year Proxy Statement.

(4)	Includes payment of (i) non-accountable expense and transportation allowances and (ii) other miscellaneous compensation.

(5)	Includes compensation related to services performed as an Executive Vice President of the Company since January 1, 2000 and $13,476 paid by Tech Virginia in each of 2000, 1999 and 1998.

(6)	Represents payment of a $50,000 signing bonus as an incentive for the executive to enter into his employment agreement and a $100,000 annual bonus for services performed during 2000.

(7)	Includes payment of (i) consulting fees related to services performed as a consultant to the Company prior to January 1, 2000, (ii) non-accountable expense and transportation allowances and (iii) other miscellaneous compensation. Excludes payment of $43,750 in compensation that was earned in 1999 but that was paid in 2000; this deferred compensation was accrued and reported as 1999 compensation in this and the prior year Proxy Statement.

(8)	Mr. Moynahan resigned from his positions with the Company effective June 3, 1998 and resumed these positions effective May 10, 1999.

(9)	Includes payment of (i) non-accountable expense and transportation allowances, (ii) other miscellaneous compensation and (iii) $10,375 in compensation that was earned in 1999 but that was paid in 2000. Excludes payment of an additional $14,080 in salary that was earned in 1999 but that was paid in 2000;

this deferred compensation was accrued and reported as 1999 compensation in this and the prior year Proxy Statement.

(10)	Dr. Ben-Dak was hired as an executive of the Company in June 1999.

      Option Grants Table. The following table sets forth information on grants of stock options during fiscal 2000 to executive officers and directors of the Company. All such options are exercisable to purchase shares of Common Stock.

		Percent of
		Total Options
	Options	Granted to	Exercise or
	Granted	Employees in	Base Price
	(Shares)	Year	($/Share)	Expiration Date

Eugene J. Amobi	150,000	12.4111%	$5.8750	January 3, 2010
	10,000	0.8274%	$4.8125	October 20, 2010

Dr. Joseph Ben-Dak	0	—	n/a	n/a

Keith P. Hicks, Esq	10,000	0.8274%	$4.8125	October 20, 2010

John F. Moynahan	0	—	n/a	n/a

Edward G. Newman	50,000	4.1370%	$4.8125	October 20, 2010

Steven A. Newman, M.D.	50,000	4.1370%	$4.8125	October 20, 2010

Phillip E. Pearce	10,000	0.8274%	$4.8125	October 20, 2010

James J. Ralabate, Esq	50,000	4.1370%	$4.8125	October 20, 2010

Lt. Gen Harry E. Soyster (Ret.)	10,000	0.8274%	$4.8125	October 20, 2010

Kazuyuki Toyosato	10,000	0.8274%	$4.8125	October 20, 2010

Dr. Edwin Vogt	10,000	0.8274%	$4.8125	October 20, 2010

Martin Eric Weisberg, Esq	10,000	0.8274%	$4.8125	October 20, 2010

     Fiscal Year-End Options/ Option Values Table.

	Number of
	Securities Underlying		Value of Unexercised
	Unexercised Options		In-The-Money Options
	at Fiscal Year End		at Fiscal Year-End($)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Eugene J. Amobi	200,000	190,000	7,500	0

Dr. Joseph Ben-Dak	70,893	130,893	7,500	15,000

Keith P. Hicks, Esq	80,000	10,000	1,250	0

John F. Moynahan	160,581	160,580	0	0

Edward G. Newman,	402,777	63,888	85,938	0

Steven A. Newman, M.D.	501,167	60,583	91,372	0

Phillip E. Pearce	105,000	10,000	1,250	0

James J. Ralabate, Esq	110,000	50,000	8,750	0

Lt. Gen Harry E. Soyster (Ret.)	130,000	10,000	1,250	0

Kazuyuki Toyosato	90,000	90,000	1,250	0

Dr. Edwin Vogt	96,667	98,334	1,250	0

Martin Eric Weisberg, Esq	95,000	10,000	4,375	0

      The Company has no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees, but the Board of Directors may recommend one or more such programs for adoption in the future.

Employment Agreements

      Edward G. Newman is employed with the Company pursuant to a three-year employment agreement expiring on December 31, 2002. This agreement calls for an initial base salary of $250,000 with annual increases at the United States Consumer Price Index (“CPI”) percentage plus three percent, subject to a ceiling of 10%; an annual bonus, payable at the discretion of the Board of Directors in cash, shares of Common Stock, options to purchase shares of Common Stock, stock appreciation rights or any combination thereof, in an amount to be determined by the Board of Directors; a $2 million life insurance policy payable to his designated beneficiaries; and an annual grant of stock options in an amount equal to the greater of (i) 1.5% of the “Revenue Goal” where “Revenue Goal” is equal to 85% of the Company’s revenue goal for each fiscal year during the term of employment, if the Revenue Goal is attained, and (ii) 2% of the increase, if any, in the market capitalization, based on the average of the number of shares outstanding and the closing prices of the Common Stock for the 30 days ended December 31 of the applicable year compared to the comparable 30 day period in the prior year, from January 1 to December 31 of the applicable fiscal year (“Performance Options”), with a limit on such grant of the greater of 500,000 shares or 1.5% of the then-outstanding shares of Common Stock in any given fiscal year during the term of the employment agreement. The Performance Options are exercisable at a price equal to the average of the closing price of the Common Stock for 30 days prior to the end of the applicable fiscal year. As an incentive to enter into this agreement, Mr. Newman received an initial payment of $50,000. In the event of a change of control or Mr. Newman terminating his employment for good cause, Mr. Newman is entitled to a severance payment of the greater of two years or the remaining term of this agreement and the Performance Options for the year of termination and the following year. This agreement provides Mr. Newman with benefits which the Company may provide to its executive officers, including health care insurance, automobile allowance and vacation.

      Dr. Steven A. Newman is employed with the Company pursuant to a three-year employment agreement expiring on December 31, 2002. This agreement calls for an initial base salary of $225,000 with annual increases at the CPI percentage plus three percent, subject to a ceiling of 10%; an annual bonus, payable at the discretion of the Board of Directors in cash, shares of Common Stock, options to purchase shares of Common Stock, stock appreciation rights or any combination thereof, in an amount to be determined by the Board of Directors, with a minimum bonus of $100,000 set for 2000; a $2 million life insurance policy payable to his designated beneficiaries; and an annual grant of Performance Options, if applicable, with an exercise price equal to the average of the closing price of the Common Stock for 30 days prior to the end of the applicable fiscal year, with a limit on such grant of the greater of 500,000 shares or 1.5% of the then-outstanding shares of Common Stock in any given year. As an incentive to enter into this agreement, Dr. Newman received an initial payment of $50,000. In the event of a change of control or Dr. Newman terminating his employment for good cause, Dr. Newman is entitled to a severance payment of the greater of two years or the remaining term of this agreement, and the Performance Options for the year after termination and the following year. This agreement provides Dr. Newman with benefits which the Company may provide to its executive officers, including health care insurance, automobile allowance and vacation.

      John F. Moynahan is employed with the Company pursuant to a three-year employment agreement expiring on December 31, 2002. This agreement calls for an initial base salary of $170,000 with annual increases at the CPI percentage plus three percent subject to a ceiling of 10%; an annual cash bonus to be determined by the Board of Directors; a $750,000 life insurance policy payable to his designated beneficiaries; and an annual grant of stock options to be determined by increases in revenues or market capitalization over the prior year, at the price in effect at the time such grant is made, with a limit on such grant of the greater of 100,000 shares or 0.33% of the then-outstanding stock in any given year. As an incentive to enter into this agreement, Mr. Moynahan received an initial payment of $25,000. In the event of a change of control or Mr. Moynahan terminating his employment for good cause, Mr. Moynahan is entitled to a severance payment of the greater of two years or the remaining term of this agreement, the Performance Options for the year after termination and the following year, and immediate vesting of options. This agreement provides Mr. Moynahan with benefits which the Company may provide to its executive officers, including health care insurance, automobile allowance and vacation.

      Kazuyuki Toyosato has been employed with the Company pursuant to a three-year employment agreement which expired on March 3, 2000. This employment agreement provided for a minimum annual salary of $153,575. Although the employment agreement with Mr. Toyosato has terminated, Mr. Toyosato remains an employee of the Company.

      Dr. Edwin Vogt is employed pursuant to a five-year employment agreement expiring on December 31, 2004. Pursuant to this agreement, Dr. Vogt receives an annual base salary of $150,000, which can be adjusted annually at the discretion of management.

      Eugene J. Amobi is employed pursuant to a three-year employment agreement expiring on December 31, 2003. This agreement provides for an annual base salary of $140,000 and an annual discretionary bonus to be determined by the Company for each full year of employment with the Company based upon the performance of Mr. Amobi during such year as well as the Company’s overall performance during such year. As an incentive to enter into this agreement, Mr. Amobi was granted the right to purchase 150,000 shares of Common Stock, which right will vest over a period of three years in increments of 50,000 shares per year on December 31 of each year beginning December 31, 2000 through December 31, 2002. Any unvested option granted to Mr. Amobi pursuant to this employment agreement will fully vest upon a change of control or upon the termination of the employment agreement by Mr. Amobi for good reason. This agreement provides Mr. Amobi with benefits which the Company may provide to its executive officers, including health care insurance, automobile allowance and vacation.

Compensation Plans

      The following are the compensation plans of the Company currently in effect.

1996 Omnibus Stock Incentive Plan

      The 1996 Omnibus Stock Incentive Plan (the “1996 Incentive Plan”) was adopted by the Company’s Board of Directors effective January 1, 1996. The 1996 Incentive Plan provides for the granting of incentive stock options (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights (“SARs”) and grants of shares of Common Stock subject to certain restrictions (“Restricted Stock”) up to a maximum of 650,000 shares to officers, directors, employees and others. Incentive Stock Options can be awarded only to employees of the Company at the time of the grant. No options, SARs or restricted stock (“Restricted Stock”) may be granted under the 1996 Incentive Plan subsequent to December 31, 2006.

      The 1996 Incentive Plan is administered by the Compensation Committee of the Board of Directors (subject to the authority of the full Board of Directors), which determines the terms and conditions of the options, SARs and Restricted Stock granted under the 1996 Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq. currently are the members of the Compensation Committee.

      The exercise price of all Incentive Stock Options granted under the 1996 Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (“Substantial Stockholders”), the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the 1996 Incentive Plan shall be determined by the Compensation Committee. The term of any Incentive Stock Option granted under 1996 the Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The 1996 Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

      The 1996 Incentive Plan provides the Board of Directors or the Compensation Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant’s employment or relationship with the Company, all options terminate and no longer are exercisable unless termination is due to death or disability, in which case the options are exercisable within one year of termination. The Compensation Committee has granted extensions of the period before which options may be exercised for certain terminated employees.

      The 1996 Incentive Plan provides that upon a change in control of the Company, all previously granted options and SARs immediately shall become exercisable in full and all Restricted Stock immediately shall vest and any applicable restrictions shall lapse. The 1996 Incentive Plan defines a change of control as the consummation of a tender offer for 25% or more of the outstanding voting securities of the Company, a merger or consolidation of the Company into another corporation less than 75% of the outstanding voting securities of which are owned in aggregate by the stockholders of the Company immediately prior to the merger or consolidation, the sale of substantially all of the Company’s assets other than to a wholly-owned subsidiary, or the acquisition by any person, business or entity other than by reason of inheritance of over 25% of the Company’s outstanding voting securities. The change of control provisions of the 1996 Incentive Plan may operate as a material disincentive or impediment to the consummation of any transaction which could result in a change of control.

      The 1996 Incentive Plan provides the Board of Directors or the Compensation Committee discretion to grant SARs in connection with any grant of options. Upon the exercise of a SAR, the holder shall be entitled to receive a cash payment in an amount equal to the difference between the exercise price per share of options then exercised by him and the fair market value of the Common Stock as of the exercise date. The holder is required to exercise options covering the number of shares, which are subject to the SAR so exercised. SARs are not exercisable during the first six months after the date of grant, and may be transferred only by will or the laws of descent and distribution.

      The 1996 Incentive Plan also provides the Board of Directors or the Compensation Committee discretion to grant to key persons shares of Restricted Stock subject to certain limitations on transfer and substantial risks of forfeiture.

1997 Stock Incentive Plan

      The 1997 Stock Incentive Plan (the “1997 Incentive Plan”) was adopted by the Company’s Board of Directors on April 10, 1997. The 1997 Incentive Plan provides for the granting of Incentive Stock Options within the meaning of Section 422 of the Code, nonqualified stock options, SARs and grants of shares of Common Stock subject to certain restrictions (collectively, “Awards”) up to a maximum of 1,650,000 shares to officers, directors, key employees and others. Incentive Stock Options can be awarded only to employees of the Company at the time of the grant. No Incentive Stock Options may be granted under the 1997 Incentive Plan after April 9, 2007.

      The 1997 Incentive Plan is administered by the Board of Directors or a Committee of the Board of Directors, which determines the terms and conditions of the Awards granted under the 1997 Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq. currently are the members of the Committee.

      The exercise price of all Incentive Stock Options granted under the 1997 Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of Substantial Stockholders, the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the 1997 Incentive Plan shall be determined by the Compensation Committee. The term of any Incentive Stock Option granted under the 1997 Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The 1997 Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

      The 1997 Incentive Plan provides the Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant’s employment or relationship with the Company, options may be exercised only to the extent exercisable on the date of such termination (within three months), but not thereafter, unless termination is due to death or disability, in which case the options are exercisable within one year of termination.

      The 1997 Incentive Plan provides the Committee discretion to grant SARs to key employees, consultants and directors. Promptly after exercise of a SAR the holder shall be entitled to receive in cash, by check or in shares of Common Stock, an amount equal to the excess of the fair market value on the exercise date of the shares of Common Stock as to which the SAR is exercised over the base price of such shares, which shall be determined by the Committee.

      The 1997 Incentive Plan also provides the Committee discretion to grant to key persons shares of restricted stock subject to certain contingencies and restrictions as the Committee may determine.

1999 Stock Incentive Plan

      The 1999 Stock Incentive Plan (the “1999 Incentive Plan”) was adopted by the Company’s Board of Directors on November 12, 1999. The 1999 Incentive Plan provides for the granting of Incentive Stock Options within the meaning of Section 422 of the Code, nonqualified stock options, SARs and grants of shares of Common Stock subject to certain restrictions (collectively, “Awards”) up to a maximum of 3,000,000 shares to officers, directors, key employees and others. Incentive Stock Options can be awarded only to employees of the Company at the time of the grant. No ISO may be granted under the 1999 Incentive Plan after November 12, 2009.

      The 1999 Incentive Plan is administered by the Board of Directors or a Committee of the Board of Directors, which determines the terms and conditions of the Awards granted under the 1999 Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq. currently are the members of the Committee.

      The exercise price of all Incentive Stock Options granted under the 1999 Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of Substantial Stockholders, the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the 1999 Incentive Plan shall be determined by the Compensation Committee. The term of any Incentive Stock Option granted under the 1999 Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The 1999 Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

      The 1999 Incentive Plan provides the Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant’s employment or relationship with the Company, options may be exercised only to the extent exercisable on the date of such termination (within three months), but not thereafter, unless termination is due to death or disability, in which case the options are exercisable within one year of termination.

      The 1999 Incentive Plan provides the Committee discretion to grant SARs to key employees, consultants and directors. Promptly after exercise of a SAR the holder shall be entitled to receive in cash, by check or in shares of Common Stock, an amount equal to the excess of the fair market value on the exercise date of the shares of Common Stock as to which the SAR is exercised over the base price of such shares, which shall be determined by the Committee

      The 1999 Incentive Plan also provides the Committee discretion to grant to key persons shares of restricted stock subject to certain contingencies and restrictions as the Committee may determine.

2000 Stock Incentive Plan

      The 2000 Stock Incentive Plan (the “2000 Incentive Plan”) was adopted by the Company’s Board of Directors on September 13, 2000. The 2000 Incentive Plan provides for the granting of Incentive Stock Options within the meaning of Section 422 of the Code, nonqualified stock options, SARs and grants of shares of Common Stock subject to certain restrictions (collectively, “Awards”) up to a maximum of 3,000,000 shares to officers, directors, key employees and others. Incentive Stock Options can be awarded only to employees of the Company at the time of the grant. No ISO may be granted under the 2000 Incentive Plan after September 13, 2010.

      The 2000 Incentive Plan is administered by the Board of Directors or a Committee of the Board of Directors, which determines the terms and conditions of the Awards granted under the 2000 Incentive Plan, including the exercise price, number of shares subject to the option and the exercisability thereof. Dr. Steven A. Newman, Lt. Gen. Harry E. Soyster (Ret.) and Martin Eric Weisberg, Esq. currently are the members of the Committee.

      The exercise price of all Incentive Stock Options granted under the 2000 Incentive Plan must equal at least the fair market value of the Common Stock on the date of grant. In the case of Substantial Stockholders, the exercise price of Incentive Stock Options must be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of all nonqualified stock options granted under the 2000 Incentive Plan shall be determined by the Compensation Committee. The term of any Incentive Stock Option granted under the 2000 Incentive Plan may not exceed ten years, or, for Incentive Stock Options granted to Substantial Stockholders, five years. The 2000 Incentive Plan may be amended or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted option.

      The 2000 Incentive Plan provides the Committee the discretion to determine when options granted thereunder shall become exercisable and the vesting period of such options. Upon termination of a participant’s employment or relationship with the Company, options may be exercised only to the extent exercisable on the date of such termination (within three months), but not thereafter, unless termination is due to death or disability, in which case the options are exercisable within one year of termination.

      The 2000 Incentive Plan provides the Committee discretion to grant SARs to key employees, consultants and directors. Promptly after exercise of a SAR the holder shall be entitled to receive in cash, by check or in shares of Common Stock, an amount equal to the excess of the fair market value on the exercise date of the shares of Common Stock as to which the SAR is exercised over the base price of such shares, which shall be determined by the Committee.

      The 2000 Incentive Plan also provides the Committee discretion to grant to key persons shares of restricted stock subject to certain contingencies and restrictions as the Committee may determine.

      As of December 31, 2000 a total of 4,850,752 options had been issued and were outstanding pursuant to the Company’s stock incentive plans. Each of the outstanding options has an exercise price at least equal to the fair market value of the Common Stock on the date of grant. As of December 31, 2000, there were no SARs outstanding and there have been three grants of restricted stock of 50,000 shares of Common Stock to three officers of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee participate in all deliberations concerning executive compensation. The Compensation Committee consists of Lt. Gen. Harry E. Soyster (Ret.), Dr. Steven A. Newman and Martin Eric Weisberg, Esq. No executive officer of the Company serves as a member of the board of directors or compensation committee of another entity, which has one or more executive officers who serve as a member of the Company’s Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON

EXECUTIVE COMPENSATION

Overview and Philosophy

      The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

      The objectives of the Company’s executive compensation program are to:

•	Support the achievement of desired Company performance

•	Provide compensation that will attract and retain superior talent and reward performance

      The executive compensation program provides an overall level of compensation opportunity that is competitive within the technology and software industries, as well as with a broader group of companies of comparable size and complexity.

Executive Officer Compensation Program

      The Company’s executive officer compensation program is comprised of base salary, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and pension plans generally available to employees of the Company.

Base Salary

      Base salary levels for the Company’s executive officers are competitively set relative to companies in the technology industry. In determining salaries, the Committee also takes into account individual experience and performance and specific issues particular to the Company.

Stock Option Program

      The stock option program is the Company’s long-term incentive plan for providing an incentive to officers, directors, employees and others.

      The 1996 Incentive Plan, the 1997 Incentive Plan, 1999 Stock Incentive Plan and the 2000 Incentive Plan authorize the Compensation Committee to award officers, directors, employees and others stock options. Options granted under such Plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that each Plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

Benefits

      The Company provides to executive officers, medical and pension benefits that generally are available to Company employees.

Bonus

      The Company provides to certain executive officers bonuses based on performance and/or a change of control of the Company.

Chief Executive Officer Compensation

      In the case of Edward G. Newman, the Company’s Chief Executive Officer, the Compensation Committee evaluates the performance of the Company, the improvement of the Company’s financial position and the Chief Executive Officer’s contributions to the Company and its growth as well as the considerations impacting the compensation of executive officers generally described above. Mr. Newman is employed with the Company pursuant to a three-year employment agreement expiring on December 31, 2002. See “Employment Agreements”. Based on Mr. Newman’s leadership efforts and commitment to the Company, the Company’s 2000 operating performance and the criteria described above, in addition to a base salary of $263,476, payment of non-accountable expenses and transportation allowances and other miscellaneous compensation of $76,211, a bonus of $50,000, and options to purchase 50,000 shares of the Company’s Common Stock, were granted to Mr. Newman by the Compensation Committee for the fiscal year ending December 31, 2000.

Dr. Steven A. Newman
Lt. Gen. Harry E. Soyster (Ret.)
Martin Eric Weisberg, Esq.
Members of the Compensation Committee

Performance Graph

      Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company’s Common Stock with the Russell 2000 Index, the NASDAQ Composite Index and the Nasdaq Computer Manufacturing Index. The graph assumes that $100 was invested in the Company at its Initial Public Offering, in the Common Stock and in each index, and that all dividends were reinvested. No cash dividends have been declared on the Common Stock. The stockholder returns shown on the graph below are not necessarily indicative of future performance.

CUMULATIVE TOTAL RETURN

Beginning July 17, 1996

[PERFORMANCE CHART]

	7/17/1996	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000

Xybernaut Corporation	$100.00	$61.18	$45.89	$115.92	$138.46	$43.47

Nasdaq US	$100.00	$118.70	$145.38	$205.02	$381.00	$229.24

Russell 2000	$100.00	$114.93	$140.64	$137.06	$166.19	$161.17

Nasdaq Computer Manufacturing	$100.00	$127.17	$153.67	$334.23	$708.83	$399.36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with transactions described below, the Company did not secure an independent determination of the fairness and reasonableness of such transactions and arrangements with affiliates of the Company. In each instance described below, the disinterested directors (either at or following the time of the transaction) reviewed and approved the fairness and reasonableness of the terms of the transaction. The Company believes that each transaction was fair and reasonable to the Company and on terms at least as favorable as could have been obtained from non-affiliates. Transactions between any corporation and its officers and directors are subject to inherent conflicts of interest.

Tech International and Tech Virginia

      Since December 1992, the Company has maintained various business relationships with Tech International and since 1994, with Tech Virginia. Tech International operates a computer software and consulting business. Until December 30, 1994, Tech International’s Virginia operations were conducted through its Virginia business unit. On December 30, 1994, Tech International spun-off the Virginia business unit (the

“Spin-Off”) as Tech Virginia. Edward G. Newman, a principal stockholder, director and the Chairman, President and Chief Executive Officer of the Company, Steven A. Newman, an Executive Vice President and Vice Chairman of the Board of Directors of the Company and Eugene J. Amobi, a director of the Company, were the stockholders, and continue as officers and directors of Tech Virginia. Eugene J. Amobi is the sole director and stockholder of Tech International

Management Personnel Agreements with Tech Virginia

      Messrs. Edward G. Newman, Steven A. Newman and Eugene Amobi each had employment agreements with Tech Virginia under which each of them was entitled to a salary and each was eligible to receive certain bonuses. The agreements with Messrs. Edward G. Newman and Steven A. Newman required each of them to devote only reasonable time and attention to Tech Virginia, provided their activities for Tech Virginia did not interfere with their obligations to the Company. Upon the acquisition of Tech Virginia by the Company, such employment agreements were terminated by agreement with Messrs. Newman, Newman, and Amobi. Messrs. Newman, Newman and Amobi have continued to provide services to Tech Virginia since the acquisition without contract but under similar terms and conditions as their terminated agreements.

Legal Services

      The Company uses a member of its Board of Directors as its patent counsel. The Company ad expenditures of $174,468, $239,598 and $164,956 during 2000, 1999 and 1998, respectively, in legal services payable to this Director. This Director also serves as the Company’s processing agent for payments made to various other domestic and international law firms and agencies used to file and maintain patents and trademarks. The Director is paid only the amount owed by the Company to the other law firms and does not directly profit from these services. The Company made payments of $266,026, $224,377 and $148,231 during 2000, 1999 and 1998, respectively, to this Director related to his services as processing agent.

      The Company uses a law firm, in which an officer and member of its Board of Directors is a partner, for services related to securities, financings, litigation and other general legal matters. The Company had expenditures of $446,320, $663,075 and $345,207 during 2000, 1999 and 1998, respectively, in legal services payable to this law firm.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT AUDITORS

      Grant Thornton LLP served as the Company’s independent auditors for the fiscal year ended December 31, 2000 and it is expected that Grant Thornton LLP will act in that capacity for the fiscal year ending December 31, 2001.

      It is proposed that the stockholders ratify the appointment by the Board of Directors of Grant Thornton LLP as independent auditors for the Company for the 2001 fiscal year. A representative of Grant Thornton LLP is expected to be present at the Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from shareholders.

      Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the Common Stock present and entitled to vote at the meeting should not approve the selection of Grant Thornton LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

Audit Fees

      For fiscal 2000, Grant Thornton LLP billed us $178,849 for services rendered for the audit of our annual financial statements included in our Form 10-K and the reviews of the financial statements included in our Forms 10-Q.

Financial Information Systems Design and Implementation Fees

      For fiscal 2000, Grant Thornton LLP did not perform any services which directly or indirectly related to the operation of, or supervision of the operation of, our information systems or management of our local area network.

All Other Fees

      For fiscal 2000, Grant Thornton LLP billed us $60,514 for services rendered for other services not covered above. These services primarily related to domestic and foreign tax consultation and compliance for the Company and its subsidiaries and to non-audit services provided during the Company’s April 2000 merger with Xybernaut Solutions, Inc., formerly Selfware, Inc.

THE BOARD OF DIRECTORS RECOMMENDS

THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT
OF GRANT THORNTON LLP AS
INDEPENDENT AUDITORS OF THE COMPANY

STOCKHOLDER PROPOSALS

      The Company intends to hold its 2002 Annual Meeting of Stockholders on or about June 3, 2002. Any stockholder proposal intended to be included in the Company’s proxy statement and form of proxy for presentation at the 2002 Annual Meeting of Stockholders (the “2002 Meeting”) pursuant to Rule 14a-8 (“Rule 14a-8”), as promulgated under the Securities Exchange Act of 1934, must be received by the Company not later than March 15, 2002. As to any proposals submitted for presentation at the 2002 Meeting outside the processes of Rule 14a-8, the proxies named in the form of proxy for the 2002 Meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before February 1, 2002. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter to the extent permitted by the Securities and Exchange Commission regulations.

      Any stockholder proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company at 12701 Fair Lakes Circle, Fairfax, Virginia 22033.

OTHER MATTERS

      Management does not intend to bring before the Meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors

Martin Eric Weisberg
Secretary

May 18, 2001

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF
XYBERNAUT CORPORATION

I.  Purpose

      The primary function of the Audit Committee is to assist the Board of Directors (the “Board”) of Xybernaut Corporation, a Delaware corporation (the “Corporation”), in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established or may in the future establish; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

•	Review and appraise the audit efforts of the Corporation’s independent auditors.

•	Provide an open avenue of communication among the independent auditors, financial and senior management and the Board.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

II.  Composition of the Audit Committee

      The Audit Committee shall be comprised of three (3) or more members of the Board as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the rules of the National Association of Securities Dealers for audit committees, as amended, modified or supplemented from time to time. All members of the Audit Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one (1) member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit Committee (the “Chairman”) is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

III.  Meetings

      The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent auditors. The Audit Committee may ask members of management or others (such as the Corporation’s corporate counsel) to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation’s quarterly financial statements consistent with Section IV. below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

IV.  Responsibilities and Duties

      The duties of the Audit Committee shall include the following:

  Documents/ Reports Review

      1.  Review this Charter periodically, but at least annually, and update this Charter as conditions dictate.

      2.  Review, prior to its filing or prior to its release, as the case may be, the Corporation’s Form 10-K and annual report to stockholders.

      3.  Review the Corporation’s Form 10-Q prior to its filing. The Chairman may represent the entire Audit Committee for purposes of this review.

      4.  Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

      5.  Recommend to the Board the selection of the independent auditors for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the Audit Committee should review and discuss with the auditors all significant relationships which effect the auditors’ independence and should receive the written statement from the independent auditors required by Independence Standards Board Standard No. 1, as amended, modified or supplemented from time to time.

      6.  Recommend to the Board the advisability of having the independent auditors make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

      7.  Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

      8.  Periodically consult with the independent auditors out of the presence of management about internal controls and the completeness and accuracy of the Corporation’s financial statements.

  Financial Reporting Processes

      9.  Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

      10.  Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or management.

  Process Improvement

      11.  Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

      12.  Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      13.  Review any significant disagreement among management and the independent auditors in connection with the preparation of any of the Corporation’s financial statements.

      14.  Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

  Legal Compliance

      15.  Review with the Corporation’s corporate counsel legal compliance matters including corporate securities trading policies.

      16.  Review with the Corporation’s corporate counsel any legal matter that could have a significant impact on the Corporation’s financial statements.

  Other Responsibilities

      Perform any other activities consistent with this Charter, and the Corporation’s Certificate of Incorporation, By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

XYBERNAUT CORPORATION

PROXY	PROXY

(SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

    The undersigned holder of Common Stock of XYBERNAUT CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints Edward G. Newman, Steven A. Newman and Martin E. Weisberg, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of XYBERNAUT CORPORATION, to be held at the Holiday Inn Fair Oaks, 11787 Lee Jackson Memorial Highway, Fairfax, Virginia 22033 on June 18, 2001, at 9:30 A.M., and at any adjournments or postponements thereof.

    The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

    Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR Proposals 2 and 3.

ACCOUNT NUMBER	COMMON	PLEASE MARK YOUR CHOICE LIKE THIS IN BLUE OR BLACK INK:
Will attend the meeting

The Board of Directors Recommends a Vote FOR all

listed nominees and FOR Proposals 2 and 3
(1) Election of three directors

Class I

Nominees:	Keith P. Hicks, Esq.	Kazuyuki Toyosato	Martin Eric Weisberg, Esq.

FOR ALL nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all listed nominees above

     (Instruction: To withhold authority to vote for any individual nominee, circle that nominee’s name in the list provided above.)

Please mark, date and sign this proxy on the reverse side

(2)	Ratifying the appointment of Grant Thornton LLP as independent auditors for the 2001 fiscal year.

                    FOR                    AGAINST                   ABSTAIN

(3)  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                    FOR                    AGAINST                   ABSTAIN

Dated	, 2001

Signature(s)

(Signatures should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)

Please mark and sign above and return promptly